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                                                                     EXHIBIT 5.1



                        [Letterhead of McW. Todman & Co.]



Nam Tai Electronics, Inc.
Suite 4, 9/F., Tower 1
China Hong Kong City, 33 Canton Road
TST, Kowloon, Hong Kong


        Re:    Nam Tai Electronics, Inc.
               Registration Statement on Form F-3


Dear Sirs:

We are British Virgin Island counsel to Nam Tai Electronics, Inc., a British Virgin Island international business company (the "Company"). We have assisted the Company in its preparation of a Registration Statement (the "Registration Statement") on Form F-3 under the United States Securities Act of 1933, as amended (the "Securities Act"), registering for resale 300,000 common shares, $.01 par value of the Company (the "Common Shares") issuable upon exercise of outstanding warrants issued by the Company as of October 5, 1998 (the "Warrants").

In rendering this opinion, we have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents and have made such other examinations, searches and investigations as we have considered necessary. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies or telecopies. We have not made an independent examination of the laws of any jurisdiction other than the British Virgin Island and we do not express or imply any opinions in respect to the laws of any other jurisdiction. The opinions expressed herein are based on legislation and regulations in effect on the date hereof.

Based on and subject to the foregoing we are of the opinion that the Common Shares, when issued pursuant to the exercise of the Warrants and the payment of the purchase price therefor, will be duly and validly issued, fully paid and nonassessable Common Shares.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to us in the Prospectus. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.



Yours sincerely,

/s/ McW. Todman & Co.

McW. Todman & Co.